Exhibit 99.1

HanesBrands

1000 East Hanes Mill Road

Winston-Salem, NC 27105

(336) 519-8080

news release

FOR IMMEDIATE RELEASE

News Media, contact:	Matt Hall, (336) 519-3386
Analysts and Investors, contact:	Charlie Stack, (336) 519-4710

HANESBRANDS REAFFIRMS 2012 GUIDANCE IN CONJUNCTION WITH PRESENTATION AT TELSEY ADVISORY GROUP CONSUMER CONFERENCE

WINSTON-SALEM, N.C. (Oct. 3, 2012) – HanesBrands (NYSE:HBI) announced today that it is reaffirming its 2012 earnings, sales and financial guidance in conjunction with investor meetings and a management presentation today at the Telsey Advisory Group’s 3rd Annual Fall Consumer Conference in Las Vegas.

Hanes has reaffirmed its full-year guidance based on consumer and retail market trends through mid- to late September, including the primary back-to-school selling period. The company expects 2012 earnings per diluted share for continuing operations of $2.50 to $2.60, net sales of $4.52 billion to $4.57 billion, and free cash flow of $400 million to $500 million.

Hanes’ current 2012 investor slide presentation, which summarizes historical financial performance and strategies for brand building, product innovation, supply chain and cash flow, is available for review or download in the investors section of the Hanes corporate website, www.HanesBrands.com.

Hanes Chairman and Chief Executive Officer Richard A. Noll will meet with investors today at the Telsey conference and will make a presentation from 1:55 to 2:40 p.m. EDT (10:55 to 11:40 a.m. PDT). The live webcast of the presentation, including accompanying slides, may be accessed via the Hanes corporate website. Access to archived audio and slide files will be available via links in the investors section of the Hanes corporate website for 90 days after the presentation.

Cautionary Statement Concerning Forward-Looking Statements

Statements in press releases, made at investor conferences, or contained in certain other written, electronic and oral communications that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the company’s financial results, the company’s long-term goals, and trends associated with the company’s business. These forward-looking statements, if made, are based on current intent, beliefs, plans and expectations, and involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. The company cautions investors not to place undue reliance on any forward-looking statements and encourages investors to review

HanesBrands Reaffirms 2012 Guidance in Conjunction With Presentation at Telsey Advisory Group Consumer Conference – Page 2

risk factors contained in the company’s most recent Securities and Exchange Commission reports, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, registration statements, press releases and other communications, as well as in the investors section of our corporate website at http://tiny.cc/HanesBrandsIR. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

HanesBrands

HanesBrands is a socially responsible leading marketer of everyday basic apparel under some of the world’s strongest apparel brands, including Hanes, Champion, Playtex, Bali, JMS/Just My Size, barely there, Wonderbra and Gear for Sports. The company sells T-shirts, bras, panties, men’s underwear, children’s underwear, socks, hosiery, casualwear and activewear produced in the company’s low-cost global supply chain. Ranked No. 512 on the Fortune 1000 list, Hanes has approximately 53,300 employees in more than 25 countries and takes pride in its strong reputation for ethical business practices. Hanes is a U.S. Environmental Protection Agency Energy Star 2012 Sustained Excellence Award winner and 2010 and 2011 Partner of the Year. The company ranks No. 152 on Newsweek magazine’s list of Top 500 greenest U.S. companies. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found on the Hanes corporate website at www.hanesbrands.com.

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